FOR IMMEDIATE RELEASE

Media Relations:
Paulina Heinkel
332.877.5339
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Investor Relations:
Michael Bender
212.708.7263
Investor.Relations@iff.com

IFF Reports Fourth Quarter and Full Year 2025 Results

Delivered solid top and bottom-line performance & advanced strategic priorities in 2025
Launched sale process for the Food Ingredients segment
Continuing to drive financial performance in 2026

NEW YORK, N.Y., (February 11, 2026) - International Flavors & Fragrances Inc. (NYSE: IFF) reported financial results for the fourth quarter and full year ended December 31, 2025.

Full year 2025 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Loss Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$10.9 B	$(412) M	$(1.46)	$2.1 B	19.2%	$4.20

Management Commentary
“IFF delivered a solid 2025 performance, meeting the full-year financial commitments we set at the start of the year, despite a challenging operating environment,” said Erik Fyrwald, CEO of IFF. “It was also a year of continued strategic progress. We invested in R&D, commercial capabilities, and capacity expansion to better serve customers, advance our innovation pipeline, and support future profitable growth.”

“We also took steps to optimize our portfolio. Through several divestitures and the recent launch of a sale process for our Food Ingredients segment, we sharpened our strategic focus and improved our financial flexibility, allowing us to direct resources to our highest-value businesses.”

“Looking ahead to 2026, we are continuing to serve our customers with leading innovation to grow profitably with them and deliver financial performance across the company. While macroeconomic uncertainty persists, we are encouraged by the strength of our pipeline and the benefits of our reinvestment actions. We enter the year confident in our ability to deliver on our priorities and create long-term value for our shareholders.”

Full year 2025 Consolidated Financial Results
•Reported net sales for the full year were $10.89 billion, a decrease of (5)% compared to the prior year. On a comparable basis2, currency neutral sales1 increased 2%, against a strong 6% year ago comparable, with mid-single digit growth in Taste and low-single digit performances in Health & Biosciences and Scent.
•Loss before taxes on a reported basis for the full year was $412 million. Adjusted operating EBITDA1 for the full year was $2.086 billion. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 7%, led by volume growth, productivity gains and favorable net pricing.

•Reported earnings (loss) per share (EPS) for the full year was $(1.46). Adjusted EPS excluding amortization1 was $4.20 per diluted share.
•Cash flow from operations for the full year was $850 million, and free cash flow1 defined as cash flow from operations less capital expenditures totaled $256 million. Total debt to trailing twelve months net income at the end of the fourth quarter was (16.2)x. Net debt to credit-adjusted EBITDA1 at the end of the full year was 2.6x.

Full year 2025 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Comparable Currency Neutral (Non-GAAP)1 2	Adjusted (Non-GAAP)[1]	Comparable Currency Neutral Adjusted (Non-GAAP)[1] [2]
	Sales	Sales	Operating EBITDA	Operating EBITDA
Taste	2%	4%	4%	10%
Health & Biosciences	4%	3%	3%	7%
Scent	2%	3%	(6)%	2%
Food Ingredients	(3)%	(3)%	4%	10%
Pharma Solutions	(65)%	12%	(65)%	16%
Consolidated	(5)%	2%	(5)%	7%

Taste Segment
•On a reported basis, sales were $2.48 billion. On a comparable basis2, currency neutral sales1 increased 4% with broad-based growth in all regions.
•Taste adjusted operating EBITDA1 was $478 million and adjusted operating EBITDA margin1 was 19.3% for the full year. On a comparable basis2, currency neutral adjusted operating EBITDA1 grew 10% led by favorable net pricing, volume growth and productivity gains.

Health & Biosciences Segment
•On a reported basis, sales were $2.28 billion. On a comparable basis2, currency neutral sales1 increased 3% driven by growth in nearly all businesses led by a high-single digit increase in Food Biosciences and mid-single digit growth in Home & Personal Care and Animal Nutrition.
•Health & Biosciences adjusted operating EBITDA1 was $594 million and adjusted operating EBITDA margin1 was 26.0% for the full year. On a comparable basis2, currency neutral adjusted operating EBITDA1 grew 7% led primarily by volume growth and productivity gains.

Scent Segment
•On a reported basis, sales were $2.48 billion. On a comparable basis2, currency neutral sales1 improved 3% led by double-digit growth in Fine Fragrance and a low-single digit performance in Consumer Fragrance.
•Scent adjusted operating EBITDA1 was $515 million and adjusted operating EBITDA margin1 was 20.8% for the full year. On a comparable basis2, currency neutral adjusted operating EBITDA1 grew 2% led primarily by volume growth and productivity gains offset partially by reinvestment and unfavorable net pricing.

Food Ingredients Segment
•On a reported basis, sales were $3.28 billion. On a comparable basis2, currency neutral sales1 decreased (3)% as double-digit growth in Inclusions was offset primarily by softness in Protein Solutions as well as the proactive exit of low margin business over the course of 2025.
•Food Ingredients adjusted operating EBITDA1 was $423 million and adjusted operating EBITDA margin1 was 12.9% for the full year. On a comparable basis2, currency neutral adjusted operating EBITDA1 grew 10% driven primarily by productivity gains and margin improvement initiatives.

Fourth Quarter 2025 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Operating EBITDA	Operating EBITDA Margin	EPS ex Amortization
$2.6 B	$22 M	$0.07	$437 M	16.9%	$0.80

Fourth Quarter 2025 Consolidated Financial Results
•Reported net sales for the fourth quarter were $2.59 billion, a decrease of (7)% compared to the prior year period. On a comparable basis2, currency neutral sales1 increased 1% versus the prior year period, against a strong 6% year ago comparable, led by mid-single digit growth in Health & Biosciences and Scent and a low-single digit performance in Taste.
•Income before taxes on a reported basis for the fourth quarter was $22 million. Adjusted operating EBITDA1 for the fourth quarter was $437 million. On a comparable basis2, currency neutral adjusted operating EBITDA1 increased 7% led primarily by productivity gains.
•Reported earnings per share (EPS) for the fourth quarter was $0.07. Adjusted EPS excluding amortization1 was $0.80 per diluted share.

Fourth Quarter 2025 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)	Comparable Currency Neutral Adjusted (Non-GAAP)[1] [2]	Adjusted (Non-GAAP)[1]	Comparable Currency Neutral Adjusted (Non-GAAP)[1] [2]
	Sales	Sales	Operating EBITDA	Operating EBITDA
Taste	2%	2%	8%	17%
Health & Biosciences	7%	5%	14%	20%
Scent	6%	4%	0%	1%
Food Ingredients	(2)%	(4)%	(18)%	(11)%
Consolidated	(7)%	1%	(7)%	7%

Taste Segment
•On a reported basis, sales were $588 million. On a comparable basis2, currency neutral sales1 increased 2%, with broad based growth in all regions led by a strong performance in North America.
•Taste adjusted operating EBITDA1 was $94 million and adjusted operating EBITDA margin1 was 16% in the fourth quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 grew 17% led primarily by favorable net pricing and cost discipline.

Health & Biosciences Segment
•On a reported basis, sales were $589 million. On a comparable basis2, currency neutral sales1 increased 5% as double-digit performances in Food Biosciences and Animal Nutrition and high-single digit growth in Home & Personal Care was partially offset by softness in Health, specifically in North America.
•Health & Biosciences adjusted operating EBITDA1 was $155 million and adjusted operating EBITDA margin1 was 26.3% in the fourth quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 grew 20% led by volume growth and productivity gains.

Scent Segment
•On a reported basis, sales were $610 million. On a comparable basis2, currency neutral sales1 improved 4% driven by double digit growth in Fine Fragrance and a mid-single digit performance in Consumer Fragrance.
•Scent adjusted operating EBITDA1 was $106 million and adjusted operating EBITDA margin1 was 17.4% in the fourth quarter. On a comparable basis2, currency neutral adjusted
1 Schedules at the end of this release contain reconciliations of reported GAAP to Non-GAAP metrics. See Use of Non-GAAP Financial Measures for explanations of our Non-GAAP metrics.
2 Comparable results for the fourth quarter and full year 2025 exclude the impact of divestitures.

operating EBITDA1 grew 1% as volume growth and productivity gains were partially offset by unfavorable net pricing.

Food Ingredients Segment
•On a reported basis, sales were $802 million. On a comparable basis2, currency neutral sales1 decreased (4)% as growth in Systems and Inclusions was offset primarily by softness in Protein Solutions and Emulsifiers & Sweeteners.
•Food Ingredients adjusted operating EBITDA1 was $82 million and adjusted operating EBITDA margin1 was 10.2% in the fourth quarter. On a comparable basis2, currency neutral adjusted operating EBITDA1 declined (11)% as productivity gains were more than offset by lower volumes and unfavorable net price.

2026 Financial Guidance
Full year 2026 sales are expected to be in the range of $10.5 billion to $10.8 billion and full year 2026 adjusted operating EBITDA to be in the range of $2.05 billion to $2.15 billion. Full year guidance includes three months of our Soy Crush, Concentrates, and Lecithin business results with the divestiture assumed to close on March 31, 2026.

The Company expects comparable currency neutral sales growth to be between 1% to 4%. Comparable currency neutral adjusted operating EBITDA is expected to grow at a faster rate than sales, growing 3% to 8% year-over-year.

Based on recent market foreign exchange rates, the Company expects that foreign exchange will have an approximately 1% positive impact to sales growth and have no impact on adjusted operating EBITDA growth in 2026. The Company also expects that divestitures will have an approximately 5% adverse impact to both sales and adjusted operating EBITDA growth in 2026.

A copy of the Company’s Annual Report on Form 10-K will be available on its website at www.iff.com or at www.sec.gov by March 2, 2026.

Audio Webcast
A live webcast to discuss the Company’s fourth quarter and full year 2025 financial results and outlook for 2026 will be held on February 12, 2026, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company’s IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company’s website approximately one hour after the event and will remain available on IFF’s website for one year.
Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
This press release includes statements that are not historical facts and are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations, including with respect to our financial and operational outlook (sales, adjusted operating EBITDA and cash flow), portfolio optimization initiatives (including the ongoing sale process for our Food Ingredients division), pricing, productivity and cost-discipline actions, capital allocation, future operations, growth potential, strategic investments and the expected effects of foreign exchange. These statements reflect management’s present views, are based on a series of expectations, assumptions, estimates and projections about the Company, are subject to change, and involve uncertainties that could cause actual results to differ materially.

Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict”, “plan”, “project”, “could”, and similar terms or variations thereof. These statements are not guarantees of future performance and are subject to risks and uncertainties that could lead to materially different outcomes.

Such risks, uncertainties and other factors include, among others, the following: (1) demand trends, competitive dynamics and customer concentration in our end markets; (2) execution of our strategic transformation and other strategic transactions, divestitures, acquisitions, collaborations and joint ventures; (3) working capital and inventory management; (4) outcomes of legal claims, disputes, regulatory investigations and litigation; (5) tariffs and trade actions, supply chain disruptions and macro events, including geopolitical developments, climate events, natural disasters, public health crises; (6) volatility in input costs (such as raw materials, transportation and energy); (7) attraction, retention and turnover of key employees and executives; (8) product innovation, time-to-market, product safety and quality; (9) cybersecurity incidents, artificial intelligence related risks, data privacy and compliance with data protection laws; (10) exposure to emerging markets, foreign currency fluctuations and international regulatory and political risks; (11) capital allocation, dividend policy and potential impairments of tangible or intangible assets; (12); our indebtedness, credit rating liquidity, and access to capital; (13) pension and postretirement obligations; (14) compliance with federal, state, local and international rules and regulations, and regulatory, environmental, anti-corruption and sanctions laws and related ethical business practices; (15) protection and enforcement of intellectual property; (16) changes in tax laws and policies, tax audits and outcomes, including potential tax liabilities related to prior transactions; and (17) changes in federal, state, local and international rules and regulations.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. Important factors are described under “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent filings with the SEC, and those disclosures are incorporated herein by reference.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results, whether as a result of new information, future events or otherwise. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results.

Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.

Use of Non-GAAP Financial Measures
We provide in this press release non-GAAP financial measures, including: (i) comparable, currency neutral sales; (ii) adjusted operating EBITDA and comparable, currency neutral adjusted operating EBITDA; (iii) adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; (vi) net debt to credit adjusted EBITDA; [and] (vii) adjusted selling and administrative expenses; and adjusted gross profit.

Our non-GAAP financial measures are defined below.

Comparable results for the fourth quarter and full year exclude the impact of divestitures.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of subsidiary or segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization expense, interest expense, other expense, net, and certain non-recurring or unusual items that are not part of recurring operations such as, restructuring and other charges, impairment of goodwill, gains (losses) on business disposals, loss on assets classified as held for sale, divestiture and integration related costs, strategic initiative costs, regulatory costs and other items.

Adjusted EPS ex Amortization excludes the impact of non-operational items including, restructuring and other charges, impairment of goodwill, divestitures and integration related costs, losses (gains) on business disposals, loss on assets classified as held for sale, pension settlement losses (gains), strategic initiative costs, regulatory costs, redemption value adjustment to EPS and other items that are not a part of recurring operations.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreements and defined as net debt (which is debt for borrowed money less cash and cash equivalents) divided by the trailing 12-

month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, specified items and non-cash items.

Adjusted selling and administrative expenses exclude divestiture and integration related costs, strategic initiative costs, regulatory costs, entity realignment costs and other costs.

Adjusted gross profit excludes divestiture and integration related costs.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

We have also presented a non-GAAP measure, adjusted operating EBITDA, in the Financial Guidance provided above. Adjusted operating EBITDA is defined in the previous section of this release and we believe this measure is useful in understanding the Financial Guidance for the same reasons mentioned in that section. The comparable GAAP metric would be Net income (loss), which we do not provide guidance on. Reconciliations from such estimated GAAP metric to the presented non-GAAP metric would also require unreasonable effort because such reconciliations would depend upon events which are uncertain in timing or amounts, and activities which are not completely controlled by us. This includes, by way of illustration, possible transactions and related costs and amounts, known and unknown matters involving regulatory and other bodies and future events involving third parties.

Welcome to IFF
At IFF (NYSE: IFF), we make joy through science, creativity and heart. As the global leader in flavors, fragrances, food ingredients, health and biosciences, we deliver groundbreaking, sustainable innovations that elevate everyday products—advancing wellness, delighting the senses and enhancing the human experience. Learn more at iff.com, LinkedIn, Instagram and Facebook.

International Flavors & Fragrances Inc.
Consolidated Statements of Income (Loss)
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Net sales	$2,589	$2,771	(7)%	$10,890	$11,484	(5)%
Cost of sales	1,699	1,791	(5)%	6,952	7,360	(6)%
Gross profit	890	980	(9)%	3,938	4,124	(5)%
Research and development expenses	174	170	2%	694	671	3%
Selling and administrative expenses	469	517	(9)%	1,834	1,995	(8)%
Restructuring and other charges	16	23	(30)%	70	29	141%
Amortization of acquisition-related intangibles	134	143	(6)%	568	610	(7)%
Impairment of goodwill	—	—	NMF	1,153	64	NMF
Losses (Gains) on sale of assets	—	—	NMF	1	(11)	(109)%
Operating profit (loss)	97	127	(24)%	(382)	766	(150)%
Interest expense	49	69	(29)%	229	305	(25)%
Gain on extinguishment of debt	—	—	NMF	(488)	—	NMF
(Gains) losses on business disposals	(2)	2	(200)%	109	(346)	(132)%
Loss on assets classified as held for sale	7	33	NMF	115	317	NMF
Other expense, net	21	138	(85)%	65	182	(64)%
Income (loss) before income taxes	22	(115)	(119)%	(412)	308	(234)%
Provision for (benefit from) income taxes	4	(55)	(107)%	(40)	41	(198)%
Net income (loss)	18	(60)	(130)%	(372)	267	(239)%
Net income attributable to non-controlling interest	—	—	NMF	2	4	(50)%
Net income (loss) attributable to IFF shareholders	$18	$(60)	(130)%	$(374)	$263	(242)%

Net income (loss) per share - basic	$0.07	$(0.23)		$(1.46)	$1.04
Net income (loss) per share - diluted	$0.07	$(0.23)		$(1.46)	$1.04

Average number of shares outstanding - basic	256	256		256	256
Average number of shares outstanding - diluted	257	256		256	256

NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	December 31,
	2025	2024
Cash, cash equivalents and restricted cash	$590	$469
Receivables, net	1,731	1,624
Inventories	2,245	2,133
Assets held for sale	151	3,056
Prepaid expenses and other current assets	877	686
Total current assets	5,594	7,968

Property, plant and equipment, net	4,029	3,739
Goodwill and other intangibles, net	14,312	15,520
Other assets	1,602	1,496
Total assets	$25,537	$28,723

Short-term borrowings	$1,254	$1,413
Other current liabilities	2,679	2,939
Total current liabilities	3,933	4,352

Long-term debt	4,740	7,564
Non-current liabilities	2,684	2,938

Shareholders' equity	14,180	13,869
Total liabilities and shareholders' equity	$25,537	$28,723

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(372)	$267
Adjustments to reconcile to net cash provided by operations:
Depreciation and amortization	962	1,015
Deferred income taxes	(251)	(323)
Loss on assets classified as held for sale	115	317
Gains on sale of assets	1	(11)
Losses (Gains) on business disposals	109	(346)
Stock-based compensation	88	77
Gain on extinguishment of debt	(488)	—
Pension contributions	(29)	(29)
Pension-related (benefit) expense	(11)	125
Impairment of goodwill	1,153	64
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(68)	(217)
Inventories	(41)	(34)
Accounts payable	(57)	40
Accruals for incentive compensation	(106)	190
Other assets/liabilities, net	(155)	(65)
Net cash provided by operating activities	850	1,070
Cash flows from investing activities:
Additions to property, plant and equipment	(594)	(463)
Additions to intangible assets	(2)	(5)
Proceeds from disposal of assets	21	21
Net proceeds received from business disposals	2,743	875
Cash received (paid) on foreign currency forward contracts	105	(102)
Joint venture capital contributions	(4)	—
Net cash provided by investing activities	2,269	326
Cash flows from financing activities:
Cash dividends paid to shareholders	(409)	(514)
Net borrowings (repayments) of commercial paper (maturities less than three months)	314	—
Principal payments of debt	(2,913)	(1,030)
Deferred and contingent consideration paid	—	(36)
Withholding tax paid on stock-based compensation	(24)	(16)
Purchase of treasury stock	(38)	—
Other, net	(21)	(10)
Net cash used in financing activities	(3,091)	(1,606)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	91	(54)
Net change in cash, cash equivalents and restricted cash	119	(264)
Cash, cash equivalents and restricted cash at beginning of year	471	735
Cash, cash equivalents and restricted cash at end of year	$590	$471
The following table reconciles cash, cash equivalents and restricted cash between the Company's balance sheets as of December 31, 2025 and 2024 to the amounts reported on the Company's statement of cash flows for the periods ended December 31, 2025 and 2024.

AMOUNTS IN MILLIONS	December 31, 2025	December 31, 2024	December 31, 2023
Current assets
Cash and cash equivalents	$590	$469	$703
Cash and cash equivalents included in Assets held for sale	—	2	26
Restricted cash	—	—	6
Cash, cash equivalents and restricted cash	$590	$471	$735

International Flavors & Fragrances Inc.
Reportable Segment Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended December 31, 2025
	Taste	Food Ingredients	H&B	Scent	Total
Net sales	$588	$802	$589	$610	$2,589
Cost of sales	(367)	(638)	(322)	(370)
Research & development expenses	(44)	(15)	(55)	(61)
Selling & administrative expenses	(101)	(100)	(89)	(91)
Depreciation expense add-back (a)	18	33	32	18
Adjusted Operating EBITDA	$94	$82	$155	$106	$437

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$437
Depreciation & Amortization	(237)
Interest Expense	(49)
Other Expense, Net	(21)
Restructuring and Other Charges (b)	(16)
Gains (Losses) on Business Disposals (c)	2
Loss on Assets Classified as Held for Sale (d)	(7)
Divestiture and Integration Related Costs (e)	(35)
Strategic Initiatives Costs (f)	(11)
Regulatory Costs (g)	(35)
Entity Realignment Costs (h)	(3)
Other (k)	(3)
Income (Loss) Before Taxes	$22

Segment Adjusted Operating EBITDA Margin
Taste	16.0%
Food Ingredients	10.2%
Health & Biosciences	26.3%
Scent	17.4%
Consolidated	16.9%

	Three Months Ended December 31, 2024
	Taste	Food Ingredients	H&B	Scent	Pharma	Total
Net sales	$576	$819	$550	$578	$248	$2,771
Cost of sales	(360)	(630)	(298)	(330)	(173)
Research & development expenses	(43)	(13)	(50)	(58)	(6)
Selling & administrative expenses	(104)	(108)	(95)	(101)	(31)
Depreciation expense add-back (a)	18	32	29	17	4
Adjusted Operating EBITDA	$87	$100	$136	$106	$42	$471

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$471
Depreciation & Amortization	(243)
Interest Expense	(69)
Other Expense, Net	(138)
Restructuring and Other Charges (b)	(23)
Gains (Losses) on Business Disposals (c)	(2)
Loss on Assets Classified as Held for Sale (d)	(33)
Divestiture and Integration Related Costs (e)	(56)
Strategic Initiatives Costs (f)	(11)
Regulatory Costs (g)	(9)
Other (k)	(2)
Income (Loss) Before Taxes	$(115)

Segment Adjusted Operating EBITDA Margin
Taste	15.1%
Food Ingredients	12.2%
Health & Biosciences	24.7%
Scent	18.3%
Pharma Solutions	16.9%
Consolidated	17.0%

	Twelve Months Ended December 31, 2025
	Taste	Food Ingredients	H&B	Scent	Pharma	Total
Net sales	$2,481	$3,278	$2,283	$2,479	$369	$10,890
Cost of sales	(1,500)	(2,531)	(1,246)	(1,424)	(248)
Research & development expenses	(172)	(54)	(219)	(241)	(8)
Selling & administrative expenses	(396)	(400)	(348)	(366)	(42)
Depreciation expense add-back (a)	65	130	124	67	5
Adjusted Operating EBITDA	$478	$423	$594	$515	$76	$2,086

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$2,086
Depreciation & Amortization	(962)
Interest Expense	(229)
Other Expense, Net	(65)
Restructuring and Other Charges (b)	(70)
Impairment of Goodwill (i)	(1,153)
Gains (Losses) on Business Disposals (c)	(109)
Loss on Assets Classified as Held for Sale (d)	(115)
Gain on Extinguishment of Debt (j)	488
Divestiture and Integration Related Costs (e)	(125)
Strategic Initiatives Costs (f)	(35)
Regulatory Costs (g)	(106)
Entity Realignment Costs (h)	(8)
Other (k)	(9)
Income (Loss) Before Taxes	$(412)

Segment Adjusted Operating EBITDA Margin
Taste	19.3%
Food Ingredients	12.9%
Health & Biosciences	26.0%
Scent	20.8%
Pharma Solutions	20.6%
Consolidated	19.2%

	Twelve Months Ended December 31, 2024
	Taste	Food Ingredients	H&B	Scent	Pharma	Total
Net sales	$2,428	$3,365	$2,203	$2,439	$1,049	$11,484
Cost of sales	(1,470)	(2,626)	(1,183)	(1,361)	(719)
Research & development expenses	(160)	(71)	(190)	(225)	(25)
Selling & administrative expenses	(403)	(391)	(368)	(376)	(115)
Depreciation expense add-back (a)	65	131	115	68	25
Adjusted Operating EBITDA	$460	$408	$577	$545	$215	$2,205

Reconciliation of Adjusted Operating EBITDA:
Total Adjusted Operating EBITDA	$2,205
Depreciation & Amortization	(1,015)
Interest Expense	(305)
Other Expense, Net	(182)
Restructuring and Other Charges (b)	(29)
Impairment of Goodwill (i)	(64)
Gains (Losses) on Business Disposals (c)	346
Loss on Assets Classified as Held for Sale (d)	(317)
Divestiture and Integration Related Costs (e)	(228)
Strategic Initiatives Costs (f)	(33)
Regulatory Costs (g)	(73)
Entity Realignment Costs (h)	(6)
Other (k)	9
Income (Loss) Before Taxes	$308

Segment Adjusted Operating EBITDA Margin
Taste	18.9%
Food Ingredients	12.1%
Health & Biosciences	26.2%
Scent	22.3%
Pharma Solutions	20.5%
Consolidated	19.2%

(a)	There is depreciation recorded within cost of sales, research & development expenses, and selling & administrative expenses, which is then added back to calculate segment Adjusted Operating EBITDA. This reflects how the CODM reviews Segment results.
(b)	For 2025, represents costs related to the IFF Productivity Program including severance, fixed asset write-downs and site closure expenses, net of the gain on sale of fixed assets previously written down. For 2024, represents initial costs in connection with the IFF Productivity Program, primarily related to fixed asset write-downs.
(c)	For 2025, primarily represents losses recognized as part of the sale of the Pharma Solutions disposal group, offset in part by gains recognized as part of the sale of the Nitrocellulose business and Rene Laurent business in France. For 2024, primarily represents gains recognized as part of the sale of the Cosmetic Ingredients business and losses recognized as part of the sale of the Flavors & Essences UK business.
(d)	For 2025, represents the losses recognized on assets classified as held for sale of the Soy, Concentrates and Lecithin disposal group. For 2024, represents the losses recognized on assets classified as held for sale of the Pharma Solutions disposal group and portion of the Savory Solutions business in Turkey.
(e)	For 2025 and 2024, primarily represents costs related to the Company's completed and anticipated divestitures. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.
(f)	Represents costs related to the Company's strategic assessment and business portfolio optimization efforts and reorganizing the Global Business Services Centers, primarily consulting fees. For 2024, also includes strategic initiatives related to the Company's business unit re-organization efforts.
(g)	Represents costs primarily related to legal fees incurred and provisions recognized for the ongoing investigations of the fragrance businesses.
(h)	Represents costs related to a phased restructuring initiative aimed at optimizing its legal entity framework.
(i)	For 2025, represents the impairment of goodwill related to the Food Ingredients reporting unit. For 2024, represents the impairment of goodwill related to the Pharma Solutions disposal group.
(j)	For 2025, represents the gain recognized on the extinguishment of debt in connection with the completion of tender offers.
(k)	For 2025, primarily represents the net impact of costs related to severance, including accelerated stock compensation expense, for certain executives who have separated from the Company. For 2025, also includes the impact of legislation changes in India related to the Wage Code. For 2024, primarily represents gains from sale of assets.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Fourth Quarter
(DOLLARS IN MILLIONS)	2025	2024
Reported (GAAP)	$890	$980
Divestiture and Integration Related Costs (b)	1	—
Adjusted (Non-GAAP)	$891	$980

Reconciliation of Selling and Administrative Expenses
	Fourth Quarter
(DOLLARS IN MILLIONS)	2025	2024
Reported (GAAP)	$469	$517
Divestiture and Integration Related Costs (b)	(34)	(56)
Strategic Initiatives Costs (f)	(11)	(11)
Regulatory Costs (g)	(36)	(9)
Entity Realignment Costs (h)	(3)	(2)
Other (i)	(2)	—
Adjusted (Non-GAAP)	$383	$439

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income (Loss) and EPS
	Fourth Quarter
	2025				2024
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	Income (loss) before taxes	Provision from Income taxes (j)	Net income (loss) attributable to IFF	Diluted EPS	(Loss) income before taxes	Benefit from Income taxes (j)	Net (loss) income attributable to IFF	Diluted EPS
Reported (GAAP)	$22	$4	$18	$0.07	$(115)	$(55)	$(60)	$(0.23)
Restructuring and Other Charges (a)	16	4	12	0.05	23	6	17	0.07
Divestiture and Integration Related Costs (b)	35	9	26	0.10	56	12	44	0.16
(Gains) Losses on Business Disposals (c)	(2)	(4)	2	—	2	(1)	3	0.01
Loss on Assets Classified as Held for Sale (d)	7	2	5	0.02	33	8	25	0.10
Pension Settlement (Gains) Losses (e)	(6)	(1)	(5)	(0.02)	129	45	84	0.33
Strategic Initiatives Costs (f)	11	3	8	0.04	11	3	8	0.03
Regulatory Costs (g)	35	2	33	0.13	9	2	7	0.02
Entity Realignment Costs (h)	3	1	2	0.01	2	1	1	0.03
Other (i)	3	—	3	—	—	—	—	—
Adjusted (Non-GAAP)	$124	$20	$104	$0.40	$150	$21	$129	$0.52

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Fourth Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2025	2024
Numerator
Adjusted (Non-GAAP) Net Income	$104	$129
Amortization of Acquisition-related Intangible Assets	134	143
Tax impact on Amortization of Acquisition-related Intangible Assets (j)	32	35
Amortization of Acquisition-related Intangible Assets, net of tax (k)	102	108
Adjusted (Non-GAAP) Net Income ex. Amortization	$206	$237

Denominator
Weighted average shares assuming dilution (diluted)	257	256
Adjusted (Non-GAAP) EPS ex. Amortization	$0.80	$0.93

(a)	For 2025, represents costs related to the IFF Productivity Program including severance, fixed asset write-downs and site closure expenses, net of the gain on sale of fixed assets previously written down. For 2024, represents initial costs in connection with the IFF Productivity Program, primarily related to fixed asset write-downs.
(b)	For 2025 and 2024, primarily represents costs related to the Company's completed and anticipated divestitures.These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.

For the three months ended December 31, 2025 and December 31, 2024, business divestiture costs were approximately $35 million and $56 million, respectively.
(c)	For 2025, primarily represents the gain recognized related to the divestiture of the Rene Laurent business in France. For 2024, primarily represents the impact of adjustments to the gain recognized related to the divestiture of the Cosmetic Ingredients business.
(d)	For 2025, represents the losses recognized on assets classified as held for sale of the Soy, Concentrates and Lecithin disposal group. For 2024, represents the losses recognized on assets classified as held for sale of the Pharma Solutions disposal group.
(e)	For 2024, represents a settlement loss that was recognized as a result of the termination of the International Flavors & Fragrances Inc. Pension Plan. During 2025, a reduction of the previous settlement loss was recognized.
(f)	For 2025 and 2024, represents costs related to the Company's strategic assessment and business portfolio optimization efforts and reorganizing the Global Business Service Centers, primarily consulting fees.
(g)	Represents costs primarily related to legal fees incurred and provisions recognized for the ongoing investigations of the fragrance businesses.
(h)	For 2025 and 2024, represents costs related to the Company's entity realignment project to optimize the structure of holding companies, primarily consulting fees.
(i)	For 2025, primarily represents the impact of legislation changes in India related to the Wage Code.
(j)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(k)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Year Ended December 31,
(DOLLARS IN MILLIONS)	2025	2024
Reported (GAAP)	$3,938	$4,124
Divestiture and Integration Related Costs (b)	1	1
Adjusted (Non-GAAP)	$3,939	$4,125

Reconciliation of Selling and Administrative Expenses
	Year Ended December 31,
(DOLLARS IN MILLIONS)	2025	2024
Reported (GAAP)	$1,834	$1,995
Divestiture and Integration Related Costs (b)	(123)	(227)
Strategic Initiatives Costs (g)	(35)	(33)
Regulatory Costs (h)	(106)	(73)
Entity Realignment Costs (j)	(8)	(6)
Other (l)	(8)	(2)
Adjusted (Non-GAAP)	$1,554	$1,654

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net (Loss) Income and EPS
	Year Ended December 31,
	2025				2024
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)	(Loss) income before taxes	Benefit for income taxes (m)	Net (loss) income attributable to IFF (n)	Diluted EPS	Income (loss) before taxes	Provision for income taxes (m)	Net income (loss) attributable to IFF (n)	Diluted EPS
Reported (GAAP)	$(412)	$(40)	$(374)	$(1.46)	$308	$41	$263	$1.04
Restructuring and Other Charges (a)	70	16	54	0.21	29	7	22	0.09
Divestiture and Integration Related Costs (b)	125	46	79	0.31	225	50	175	0.68
Impairment of Goodwill (c)	1,153	7	1,146	4.48	64	—	64	0.25
Losses (Gains) on Business Disposals (d)	109	(153)	262	1.02	(346)	(24)	(322)	(1.26)
Loss on Assets Classified as Held for Sale (e)	115	27	88	0.34	317	66	251	0.98
Pension Settlement (Gains) Losses (f)	(6)	(1)	(5)	(0.02)	129	45	84	0.33
Strategic Initiatives Costs (g)	35	8	27	0.11	33	8	25	0.10
Regulatory Costs (h)	106	19	87	0.34	73	13	60	0.23
Gain on Debt Extinguishment (i)	(488)	(116)	(372)	(1.45)	—	—	—	—
Entity Realignment Costs (j)	8	362	(354)	(1.38)	6	2	4	0.02
U.S. Tax Reform (k)	—	1	(1)	—	—	—	—	—
Other (l)	9	1	8	0.02	(9)	(4)	(5)	(0.02)
Adjusted (Non-GAAP)	$824	$177	$645	$2.52	$829	$204	$621	$2.44

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Year Ended December 31,
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2025	2024
Numerator
Adjusted (Non-GAAP) Net Income	$645	$621
Amortization of Acquisition-related Intangible Assets	568	610
Tax impact on Amortization of Acquisition-related Intangible Assets (m)	138	150
Amortization of Acquisition-related Intangible Assets, net of tax (o)	430	460
Adjusted (Non-GAAP) Net Income ex. Amortization	$1,075	$1,081

Denominator
Weighted average shares assuming dilution (diluted)	256	256
Adjusted (Non-GAAP) EPS ex. Amortization	$4.20	$4.22

(a)	For 2025, represents costs related to the IFF Productivity Program including severance, fixed asset write-downs and site closure expenses, net of the gain on sale of fixed assets previously written down. For 2024, represents initial costs in connection with the IFF Productivity Program, primarily related to fixed asset write-downs.
(b)	For 2025 and 2024, primarily represents costs related to the Company's completed and anticipated divestitures. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts.

For the year-ended December 31, 2025, business divestiture costs were approximately $125 million. For the year-ended December 31, 2024, business divestiture and integration related costs were approximately $220 million and $5 million, respectively.
(c)	For 2025, represents the impairment of goodwill related to the Food Ingredients reporting unit. For 2024, represents the impairment of goodwill related to the Pharma Solutions disposal group.
(d)	For 2025, primarily represents losses recognized as part of the sale of the Pharma Solutions disposal group, offset in part by gains recognized as part of the sale of the Nitrocellulose business and Rene Laurent business in France. For 2024, primarily represents gains recognized as part of the sale of the Cosmetic Ingredients business and losses recognized as part of the sale of the Flavors & Essences UK business.
(e)	For 2025, represents the losses recognized on assets classified as held for sale of the Soy, Concentrates and Lecithin disposal group. For 2024, represents the losses recognized on assets classified as held for sale of the Pharma Solutions disposal group and portion of the Savory Solutions business in Turkey.
(f)
For 2024, represents a settlement loss that was recognized as a result of the termination of the International Flavors & Fragrances Inc. Pension Plan. During 2025, a reduction of the previous settlement loss was recognized.

(g)	Represents costs related to the Company's strategic assessment and business portfolio optimization efforts and reorganizing the Global Business Services Centers, primarily consulting fees. For 2024, also includes strategic initiatives related to the Company's business unit re-organization efforts.
(h)	Represents costs primarily related to legal fees incurred and provisions recognized for the ongoing investigations of the fragrance businesses.
(i)	For 2025, represents the gain recognized on the extinguishment of debt in connection with the completion of tender offers.
(j)	For 2025 and 2024, represents costs related to a phased restructuring initiative aimed at optimizing its legal entity framework. In 2025, a one-time tax benefit was achieved as part of this restructuring which is partially offset by the execution costs to implement.
(k)	Tax benefit related to the impacts of the One Big Beautiful Bill Act, effective for 2025.
(l)	For 2025, primarily represents the net impact of costs related to severance, including accelerated stock compensation expense, for certain executives who have separated from the Company. For 2025, also includes the impact of legislation changes in India related to the Wage Code. For 2024, primarily represents gains from sale of assets.
(m)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(n)	For 2025, reported net loss is decreased by income attributable to non-controlling interest of $2 million and adjusted net loss is decreased by income attributable to non-controlling interest of $2 million. For 2024, reported net income is decreased by income attributable to non-controlling interest of $4 million and adjusted net income is decreased by income attributable to non-controlling interest of $4 million.
(o)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Income
(DOLLARS IN MILLIONS)	Year Ended December 31, 2025
Net income	$(372)
Interest expense	229
Income taxes	(40)
Depreciation and amortization	962
Specified items(1)	1,018
Non-cash items(2)	303
Credit Adjusted EBITDA	$2,100
 _______________________
(1)Specified items consisted of restructuring and other charges, impairment of goodwill, divestiture and integration related costs, strategic initiatives costs, regulatory costs and other costs that are not related to recurring operations.
(2)Non-cash items consisted of losses (gains) on sale of assets, losses (gains) on business disposals, losses on assets classified as held for sale, reduction of previous pension settlement losses, and stock-based compensation.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	December 31, 2025
Total debt(1)	$6,026
Adjustments:
Cash and cash equivalents	590
Net debt	$5,436
 _______________________
(1)Total debt used for the calculation of net debt consisted of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.

International Flavors & Fragrances Inc.
Comparable Reportable Segment Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Sales
Taste(1)	$588	$573	$2,481	$2,410
Food Ingredients	802	819	3,278	3,365
Health & Biosciences	589	550	2,283	2,203
Scent(2)	610	578	2,479	2,412
Pharma Solutions(3)	—	—	369	337
Consolidated	$2,589	$2,520	$10,890	$10,727
Segment Adjusted Operating EBITDA(5)
Taste(1)	$94	$82	$478	$446
Food Ingredients	82	97	423	399
Health & Biosciences	155	132	594	568
Scent(2)	106	105	515	526
Pharma Solutions(3)	—	—	76	68
Total	437	416	2,086	2,007
Depreciation & Amortization	(237)	(243)	(962)	(1,015)
Interest Expense	(49)	(69)	(229)	(305)
Other Expense, Net	(21)	(138)	(65)	(182)
Restructuring and Other Charges	(16)	(23)	(70)	(29)
Impairment of Goodwill	—	—	(1,153)	(64)
Gains (Losses) on Business Disposals	2	(2)	(109)	346
Loss on Assets Classified as Held for Sale	(7)	(33)	(115)	(317)
Gain on Extinguishment of Debt	—	—	488	—
Divestiture and Integration Related Costs	(35)	(56)	(125)	(228)
Strategic Initiatives Costs	(11)	(11)	(35)	(33)
Regulatory Costs	(35)	(9)	(106)	(73)
Entity Realignment Costs	(3)	—	(8)	(6)
Other	(3)	(2)	(9)	9
Impact of Business Divestitures(4)	—	55	—	198
Income (Loss) Before Taxes	$22	$(115)	$(412)	$308

Segment Adjusted Operating EBITDA Margin
Taste	16.0%	14.3%	19.3%	18.5%
Food Ingredients	10.2%	11.8%	12.9%	11.9%
Health & Biosciences	26.3%	24.0%	26.0%	25.8%
Scent	17.4%	18.2%	20.8%	21.8%
Pharma Solutions	—%	—%	20.6%	20.2%
Consolidated	16.9%	16.5%	19.2%	18.7%
______________________
(1)Taste sales and segment adjusted operating EBITDA information for the three months and year-ended December 31, 2024 exclude the results of the Flavors & Essences UK business and Rene Laurent business in France that were divested to present fully comparable scenarios. The divestitures were completed on September 1, 2025 and December 1, 2025, respectively.
(2)Scent sales and segment adjusted operating EBITDA information for the year-ended December 31, 2024 exclude the results of the Cosmetic Ingredients business to present fully comparable scenarios. The divestiture was completed on April 1, 2024.
(3)Pharma sales and segment adjusted operating EBITDA information for the three months and year-ended December 31, 2024 exclude the results of the Pharma Solutions disposal group and Nitrocellulose business to present fully comparable scenarios. The divestitures were completed on May 1, 2025 and May 9, 2025, respectively.
(4)Amounts exclude the results of the Cosmetic Ingredients business, the Pharma Solutions disposal group, the Nitrocellulose business, the Flavors & Essences UK business and Rene Laurent France business that were divested in the second quarter of 2024 (April 2, 2024), second quarter of 2025 (May 1, 2025), second quarter of 2025 (May 9, 2025), third quarter of 2025 (September 1, 2025) and fourth quarter of 2025 (December 1, 2025), respectively, to present fully comparable scenarios.
(5)Following the completed divestitures of the Pharma Solutions disposal group on May 1, 2025 and the Nitrocellulose business on May 9, 2025, the Company reallocated certain corporate costs previously attributed to the Pharma Solutions segment. These costs have been redistributed across the Taste, Food Ingredients, Health & Biosciences, and Scent segments to align with the updated 2025 operating model.

	Three Months Ended December 31, 2025
	Selling & Administrative Expenses	Research & Development Expenses	Total Adjusted Operating EBITDA Impact
Taste	$3	$1	$(4)
Food Ingredients	3	—	(3)
Health & Biosciences	3	—	(3)
Scent	2	—	(2)
Total	$11	$1	$(12)

	Year Ended December 31, 2025
	Selling & Administrative Expenses	Research & Development Expenses	Total Adjusted Operating EBITDA Impact
Taste	$7	$1	$(8)
Food Ingredients	9	—	(9)
Health & Biosciences	7	1	(8)
Scent	5	1	(6)
Total	$28	$3	$(31)

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

Q4 Taste	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	2%	8%	1%
Portfolio Impact	1%	7%	1%
% Change - Comparable	3%	15%	2%
Currency Impact	(1)%	2%	0%
% Change - Comparable Currency Neutral	2%	17%	2%

Q4 Food Ingredients	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(2)%	(18)%	(2)%
Portfolio Impact	0%	3%	0%
% Change - Comparable	(2)%	(15)%	(2)%
Currency Impact	(2)%	4%	1%
% Change - Comparable Currency Neutral	(4)%	(11)%	(1)%

Q4 Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	7%	14%	2%
Portfolio Impact	0%	3%	1%
% Change - Comparable	7%	17%	2%
Currency Impact	(2)%	3%	1%
% Change - Comparable Currency Neutral	5%	20%	3%

Q4 Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	6%	0%	(1)%
Portfolio Impact	0%	1%	0%
% Change - Comparable	6%	1%	(1)%
Currency Impact	(2)%	0%	0%
% Change - Comparable Currency Neutral	4%	1%	(1)%

Q4 Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(7)%	(7)%	0%
Portfolio Impact	9%	12%	1%
% Change - Comparable	3%	5%	0%
Currency Impact	(2)%	2%	1%
% Change - Comparable Currency Neutral	1%	7%	1%
 _______________________
Note: The sum of these items may not foot due to rounding.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Comparable Foreign Exchange Impact
(Unaudited)

YTD Taste	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	2%	4%	0%
Portfolio Impact	1%	3%	0%
% Change - Comparable	3%	7%	1%
Currency Impact	1%	3%	0%
% Change - Comparable Currency Neutral	4%	10%	1%

YTD Food Ingredients	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(3)%	4%	1%
Portfolio Impact	0%	2%	0%
% Change - Comparable	(3)%	6%	1%
Currency Impact	0%	4%	0%
% Change - Comparable Currency Neutral	(3)%	10%	2%

YTD Health & Biosciences	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	4%	3%	0%
Portfolio Impact	0%	2%	0%
% Change - Comparable	4%	5%	0%
Currency Impact	(1)%	2%	1%
% Change - Comparable Currency Neutral	3%	7%	1%

YTD Scent	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	2%	(6)%	(2)%
Portfolio Impact	1%	3%	1%
% Change - Comparable	3%	(2)%	(1)%
Currency Impact	0%	4%	1%
% Change - Comparable Currency Neutral	3%	2%	0%

YTD Pharma Solutions	Sales	Segment Adjusted Operating EBITDA	Segment Adjusted Operating EBITDA Margin
% Change - Reported	(65)%	(65)%	0%
Portfolio Impact	74%	76%	0%
% Change - Comparable	9%	12%	0%
Currency Impact	3%	4%	0%
% Change - Comparable Currency Neutral	12%	16%	1%

YTD Consolidated	Sales	Adjusted Operating EBITDA	Adjusted Operating EBITDA Margin
% Change - Reported	(5)%	(5)%	0%
Portfolio Impact	7%	9%	1%
% Change - Comparable	2%	4%	1%
Currency Impact	0%	3%	1%
% Change - Comparable Currency Neutral	2%	7%	1%
 _______________________
Note: The sum of these items may not foot due to rounding.